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                                                                     EXHIBIT 4.9
                            SPIEKER PROPERTIES, INC.

                 AMENDED AND RESTATED 1993 STOCK INCENTIVE PLAN

                             (as of March 20, 1996)


         Establishment, Purpose and Definitions.

                  There is hereby adopted by Spieker Properties, Inc. (the "Company"), Spieker Northwest, Inc., and Spieker Properties, L.P. of which the Company is the General Partner the Spieker Properties, Inc. 1993 Stock Incentive Plan (the "Plan").

                  The purpose of the Plan is to provide a means whereby eligible individuals (as defined in Section 4, below) can acquire Common Stock of the Company ("Stock"). The Plan provides employees (including officers and directors who are employees) of the Company and of its Affiliates an opportunity to purchase shares of Stock pursuant to options which may qualify as incentive stock options (referred to as "incentive stock options") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and employees, officers, directors, independent contractors, and consultants of the Company, its Affiliates, Spieker Properties, L.P. and Spieker Northwest, Inc. an opportunity to purchase shares of Stock pursuant to options which are not described in Sections 422 or 423 of the Code (referred to as "nonqualified stock options"). The Plan also provides for the sale or bonus of Stock and the grant of performance stock units to eligible individuals in connection with the performance of services for the Company, its Affiliates, Spieker Properties, L.P. or Spieker Northwest, Inc. Finally, the Plan authorizes the grant of dividend equivalent rights ("DERs") in tandem with options and performance stock units, entitling holders to compensation measured by the dividends paid by the Company with respect to all or a portion of the number of shares of Stock subject to an option or a performance stock unit.

                  The term "Affiliates" as used in the Plan means parent or subsidiary corporations of the Company, as defined in Sections 424(e) and (f) of the Code (but substituting "the Company" for "employer corporation"), including parents or subsidiaries of the Company which become such after adoption of the Plan.

         Administration of the Plan.

                  The Plan shall be administered by the Board of Directors of the Company (the "Board"). The Board may delegate the responsibility for administering the Plan to a committee, under such terms and conditions as the Board shall determine (the "Committee"). The Committee shall consist of two or more members of the Board or such lesser number of members of the Board as permitted by Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended ("Rule 16b-3"). None of the members of the Committee shall receive, while serving on the Committee, or during the one-year period preceding appointment to the Committee, a grant or award of equity securities under (i) the Plan or (ii) any other plan of the Company, its Affiliates, Spieker Properties, L.P. or Spieker Northwest, Inc. under which the participants are entitled to acquire Stock (including restricted stock), stock options, stock bonuses, performance stock units, DERs, or related rights of the Company, its Affiliates or Spieker Northwest, Inc., other than pursuant to transactions in any such other plan which do not disqualify a director from being a disinterested person under Rule 16b-3. The limitations set forth in this Section 2(a) shall automatically incorporate any additional requirements that may in the future be necessary for the Plan to comply with Rule 16b-3. Members of the Committee shall serve at the pleasure of the Board. The Committee shall select one of its members as chair of the Committee, and shall hold meetings at such times and places as it may determine. A majority of the Committee shall constitute a quorum and acts of the Committee at which a quorum is present, or acts reduced to or approved in writing by all the members of the Committee, shall be the valid acts of the Committee. The Board may delegate the responsibility for administering the Plan with respect to individuals not subject to Section 16 of the Securities Exchange Act of 1934 to another committee (the "Non-Executive Stock Incentive Plan Committee"), under such terms and conditions and with such members as the Board shall determine. For purposes of grants to


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such individuals, references in the Plan to the "Committee" shall be deemed to be references to the Non-Executive Stock Incentive Plan Committee. If the Board does not delegate administration of the Plan to the Committee, then each reference in this Plan to the "Committee" shall be construed to refer to the Board.

                  The Committee shall determine which eligible individuals (as defined in Section 4, below) shall be granted options and DERs under the Plan, the timing of such grants, the terms thereof (including any restrictions on the Stock), and the number of shares or performance stock units subject to such options or DERs. Individuals authorized before the date of the Company's initial public offering to be granted options under the Plan and the number of shares that are subject to such options are set forth in Exhibit A.

                  The Committee may amend the terms of any outstanding option or DER granted under this Plan, but any amendment which would adversely affect the holder's rights under an outstanding option or DER shall not be made without the holder's written consent. The Committee may, with the holder's written consent, cancel any outstanding stock option or DER or accept any outstanding stock option or DER in exchange for a new option or DER.

                  The Committee shall also determine which eligible individuals (as defined in Section 4, below) shall be granted or issued Stock or performance stock units under the Plan, the timing of such grants or issuances, the terms thereof (including any restrictions), and the number of shares or performance stock units to be granted. The Stock or performance stock units shall be issued for such consideration (if any) as the Committee deems appropriate. Stock issued subject to restrictions and performance stock units shall be evidenced by a written agreement (the "Restricted Stock Purchase Agreement," the "Restricted Stock Bonus Agreement", or the "Performance Stock Unit Agreement"). The Committee may amend any Restricted Stock Purchase Agreement, Restricted Stock Bonus Agreement or Performance Stock Unit Agreement, but any amendment which would adversely affect the holder's rights to the Stock or performance stock unit shall not be made without his or her written consent.

                  The Committee shall have the sole authority, in its absolute discretion to adopt, amend, and rescind such rules and regulations as, in its opinion, may be advisable for the administration of the Plan, to construe and interpret the Plan, the rules and the regulations, and the instruments evidencing options, Stock, performance stock units, or DERs granted under the Plan and to make all other determinations deemed necessary or advisable for the administration of the Plan. All decisions, determinations and interpretations of the Committee shall be binding on all participants.

                  Notwithstanding the foregoing provisions of this Section 2, if the Committee at any time is not composed solely of two or more outside directors (as defined below), then any grant of Stock, an option, a performance stock unit, or a DER to a Named Executive (as defined below) shall be made only by a separate committee or subcommittee of the Committee which shall be so composed (the "Subcommittee"). A "Named Executive" shall mean, for each taxable year of the Company, the Chief Executive Officer of the Company as of the close of such taxable year and each Employee whose total compensation is required to be reported to shareholders under the Securities Exchange Act of 1934 by reason of such Employee being among the four (4) highest compensated Employees for such taxable year. Any actions taken by the Committee under this Section 2 shall apply to options or DERs granted to a Named Executive or restricted stock or performance stock units issued to a Named Executive only if also authorized by the Subcommittee. Solely for purposes of this Section 2(f), "outside directors" means directors other than (i) current employees of the Company or any of its subsidiaries, (ii) former employees of the Company or any of its subsidiaries who are currently receiving compensation for prior services (other than benefits under a tax-qualified pension plan), (iii) current or former officers of the Company or any of its subsidiaries, and (iv) persons currently receiving remuneration directly or indirectly as set forth in Treasury Regulations pursuant to Internal Revenue Code Section 162(m). If the Subcommittee has not been formed pursuant to this Section 2(f), then all references to the Subcommittee herein shall be treated as references to the Committee.


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         Stock Subject to the Plan.

                  The aggregate number of shares of Stock available for issuance under the Plan initially shall be 2,000,000 shares, and commencing with January 2, 1996 and the first business day of each fiscal quarter of the Company thereafter, such maximum number of shares of Stock reserved for issuance hereunder shall be the number of shares equal to 9.9% of the number of shares of Stock outstanding as of the last day of the immediately preceding quarter reduced by the number of shares of Stock reserved for issuance under other stock compensation plans of the Company, including but not limited to, the Company's 1993 Directors' Stock Option Plan, as amended; provided that the maximum number of shares of Stock available for issuance hereunder shall not be reduced in any quarter that the number of outstanding shares of Stock on the last day of the immediately preceding fiscal quarter is less than the number of outstanding shares of Stock on the last day of. any previous fiscal quarter. For purposes of calculating the number of outstanding shares of Stock, all classes of securities of the Company (including partnership units of Spieker Properties, L.P., the Company's Series A preferred stock, Class B common stock, Class C common stock, and all classes of securities of the Company that may be issued in the future) that are convertible presently or in the future by the security holder into shares of Stock shall be deemed to be outstanding shares of Stock equal to the number of shares of Stock into which the securities are convertible presently or in the future. Notwithstanding the foregoing, the aggregate number of shares of Stock available for the grant of incentive stock options shall be 3,450,000 shares, and such number shall not be subject to quarterly adjustment. If an option is surrendered (except surrender for shares of Stock) or for any other reason ceases to be exercisable in whole or in part, the shares which were subject to such option but as to which the option had not been exercised shall continue to be available under the Plan. Any Stock which is retained by the Company upon exercise of an option in order to satisfy the exercise price for such option or any withholding taxes due with respect to such exercise of an option shall be treated as issued to the optionee and will thereafter not be available under the Plan, except as provided in Sections 13 and 14.

                  If there is any change in the Stock subject to either the Plan, an option agreement, a DER, a Restricted Stock Purchase Agreement, a Restricted Stock Bonus Agreement, or a Performance Stock Unit Agreement through merger, consolidation, reorganization, recapitalization, reincorporation, stock split, stock dividend, or other change in the capital structure of the Company, appropriate adjustments shall be made by the Committee in order to preserve but not to increase the benefits to the individual, including adjustments to the aggregate number, kind of shares, and price per share subject to either the Plan, an option agreement, a DER, a Restricted Stock Purchase Agreement, a Restricted Stock Bonus Agreement, or a Performance Stock Unit Agreement.

         Eligible Individuals.

                  Individuals who shall be eligible to have granted to them the options, the Stock, the performance stock units, or the DERs provided for by the Plan shall be such employees, officers, directors, independent contractors and consultants of the Company, an Affiliate, Spieker Properties, L.P. or Spieker Northwest, Inc. as the Committee, in its discretion, shall designate from time to time. Notwithstanding the foregoing, only employees of the Company or an Affiliate (including officers and directors who are bona fide employees) shall be eligible to receive incentive stock options.

                  The number of shares with respect to which options may be granted or restricted stock or performance stock units issued to any employee in any calendar year shall be limited to 200,000. The exercise price of any option or purchase price for any share of restricted stock with respect to a Named Executive shall not be less than the fair market value of the Stock on the date of grant of an option or date of issuance of restricted stock.

         The Option Price. The exercise price of the Stock covered by each incentive stock option and each nonqualified stock option shall be not less than the per share fair market value of such Stock on the date the option is granted. Notwithstanding the foregoing, in the case of an incentive stock option granted to a person possessing more than 10 percent of the combined voting power of the Company or an Affiliate, the exercise price shall be not less than 110 percent of the fair market value of the Stock on the date the option is granted. The exercise price of an


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option shall be subject to adjustment only to the extent provided in Section
3(b), above, and the exercise price of an option may not otherwise be reduced.

         Terms and Conditions of Options.

                  Each option granted pursuant to the Plan will be evidenced by a written stock option agreement executed by the Company and the person to whom such option is granted.

                   The Committee shall determine the term of each option granted under the Plan; provided, however, that the term of an incentive stock option shall not be for more than 10 years and that, in the case of an incentive stock option granted to a person possessing more than 10 percent of the combined voting power of the Company or an Affiliate, the term shall be for no more than five years.

                  In the case of incentive stock options, the aggregate fair market value (determined as of the time such option is granted) of the Stock with respect to which incentive stock options are exercisable for the first time by an eligible employee in any calendar year (under this Plan and any other plans of the Company or its Affiliates) shall not exceed $100,000. If the aggregate fair market value of Stock with respect to which incentive stock options are exercisable by an optionee for the first time during any calendar year exceeds $100,000, such options shall be treated as nonqualified stock options to the extent required by Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking options into account in the order in which they were granted.

                  The stock option agreement may contain such other terms, provisions and conditions consistent with this Plan as may be determined by the Committee. If an option, or any part thereof is intended to qualify as an incentive stock option, the stock option agreement shall contain those terms and conditions which are necessary to so qualify it.

         Terms and Conditions of Stock Purchases and Bonuses.

                  Each sale or grant of Stock pursuant to the Plan will be evidenced by a written Restricted Stock Purchase Agreement or Restricted Stock Bonus Agreement executed by the Company and the person to whom such Stock is sold or granted.

                  The Restricted Stock Purchase Agreement or Restricted Stock Bonus Agreement may contain such other terms, provisions and conditions consistent with this Plan as may be determined by the Committee, including not by way of limitation, restrictions on transfer, forfeiture provisions, repurchase provisions, vesting provisions, and satisfaction of any performance criteria.

         Terms and Conditions of Dividend Equivalent Rights. The Committee may, under such terms and conditions as it deems appropriate, authorize the issuance of DERs evidenced by a written DER agreement (which may be a part of the option agreement or Performance Stock Unit Agreement to which the DER relates) executed by the Company and the person to whom such DER is granted. In respect of an option or a Performance Stock Unit Agreement that is outstanding on the dividend record date for Stock, a DER shall entitle the holder to be credited with an amount equal to the cash or stock dividends or other distributions that would have been paid on the shares of Stock subject to the option or the Performance Stock Unit Agreement had such shares of Stock been issued and outstanding of such dividend record date. The Committee shall establish such terms, conditions, rules and procedures governing the grant of DERs, including the timing, form of payment and payment contingencies, as it deems are appropriate.

         Terms and Conditions of Performance Stock Units. The Committee may, under such terms and conditions as it deems appropriate, authorize the issuance of performance stock units evidenced by a written Performance Stock Unit Agreement executed by the Company and the person to whom the performance stock units is granted. The Performance Stock Unit Agreement shall specify the term for the performance stock units covered thereby, the cash amount payable or securities issuable upon exercise of the performance stock unit. The Committee shall


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establish such terms, conditions, rules and procedures governing the issuance of performance stock units, including any performance criteria that must be satisfied as a condition to payment.

         Use of Proceeds. Cash proceeds realized from the issuance of Stock under the Plan shall constitute general funds of the Company.

         Amendment, Suspension or Termination of the Plan.

                    The Board may at any time amend, suspend or terminate the Plan as it deems advisable; provided, however, that such amendment, suspension or termination complies with all applicable requirements of state and federal law, including any applicable requirement that the Plan or an amendment to the Plan be approved by the Company's shareholders, and provided further that, except as provided in Section 3(b), above, the Board shall in no event amend the Plan in the following respects without the consent of shareholders then sufficient to approve the Plan in the first instance:

                             To materially increase the benefits accruing to
participants under the Plan;

                             To materially increase the number of shares of
Stock available under the Plan; or

                             To materially modify the eligibility requirements
for participation in the Plan.

                    No option, performance stock unit, or DER may be granted nor any Stock issued under the Plan during any suspension or after the termination of the Plan, and no amendment, suspension or termination of the Plan shall, without the affected individual's consent, alter or impair any rights or obligations under any option, performance stock unit, or DER previously granted under the Plan. The Plan shall terminate with respect to the grant of incentive stock options on the tenth anniversary of the date this Plan was adopted unless previously terminated by the Board pursuant to this Section 11.

         Assignability. Each option, performance stock unit, or DER granted pursuant to this Plan shall, during the holder's lifetime, be exercisable only by him, and each option, performance stock unit, and DER shall not be transferable by the holder by operation of law or otherwise other than by will or the laws of descent and distribution. Stock subject to a Restricted Stock Purchase Agreement or a Restricted Stock Bonus Agreement shall be transferable only as provided in such agreement.

         Payment Upon Exercise of Options.

                    Payment of the purchase price upon exercise of any option granted under this Plan shall be made in cash; provided, however, that the Committee, in its sole discretion, may permit an optionee to pay the option price in whole or in part (i) with shares of Stock owned by the optionee (or in the case of a nonqualified stock option, with shares of restricted stock issued under the Plan); (ii) by delivery on a form prescribed by the Committee of an irrevocable direction to a securities broker approved by the Committee to sell shares and deliver all or a portion of the proceeds to the Company in payment for the Stock; (iii) by delivery of the optionee's promissory note with such recourse, interest, security and redemption provisions as the Committee in its discretion determines appropriate; or (iv) in any combination of the foregoing. If payment of the purchase price of a nonqualified stock option is made in whole or in part with shares of restricted stock, the number of shares of Stock to be received upon such exercise equal to the number of shares of restricted stock used for payment of the purchase price shall be subject to the same restrictions on transfer, forfeiture provisions, repurchase provisions, vesting provisions, and performance criteria to which such restricted stock was subject, unless otherwise determined by the Committee. Any Stock used to exercise options shall be valued at its fair market value on the date of the exercise of the option; provided that the fair market value of restricted stock shall be determined without regard to the restrictions thereon. In addition, the Committee, in its sole discretion, may authorize the surrender by an optionee of all or part of an unexercised option and authorize a payment in consideration thereof of an amount equal to the difference between the aggregate fair market value of the Stock subject to such option and the aggregate option price of such Stock. In



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the Committee's discretion, such payment may be made in cash, shares of Stock with a fair market value on the date of surrender equal to the payment amount, or some combination thereof.

                    In the event that the exercise price is satisfied by the Committee retaining from the shares of Stock otherwise to be issued to optionee shares of Stock having a value equal to the exercise price, the Committee may issue optionee an additional option, with terms identical to such option agreement, entitling optionee to purchase additional Stock in an amount equal to the number of shares so retained.

         Withholding Taxes.

                    No Stock shall be granted or sold under the Plan, and no compensation shall be paid with respect to a DER or a performance stock unit, to any individual until the individual has made arrangements acceptable to the Committee for the satisfaction of federal, state, and local income and employment tax withholding obligations, including without limitation obligations incident to the receipt of Stock under the Plan, the lapsing of restrictions applicable to such Stock, the failure to satisfy the conditions for treatment as incentive stock options under applicable tax law, or the receipt of cash payments. Upon the exercise of a stock option or a performance stock unit or the lapsing of a restriction on Stock issued under the Plan, the Company or the optionee's or holder's employer may satisfy its withholding obligations by withholding from the optionee or requiring the holder to surrender shares of the Company's stock sufficient to satisfy federal, state and local income and employment tax withholding obligations.

                    In the event that such withholding is satisfied by the Company or the optionee's or holder's employer retaining from the shares of Stock otherwise to be issued to optionee shares of Stock having a value equal to such withheld income or employment tax, the Committee may issue optionee an additional option, with terms identical to the option agreement under which the option was received, entitling optionee to purchase additional Stock in an amount equal to the number of shares so retained.

         Restrictions on Transfer of Shares. The Stock acquired pursuant to the Plan shall be subject to such restrictions and agreements regarding sale, assignment, encumbrances or other transfer as are in effect among the shareholders of the Company at the time such Stock is acquired, as well as to such other restrictions as the Committee shall deem appropriate.

         Change in Control.

                    For purposes of this Section 16, a "Change in Control" shall be deemed to occur if:

                             any acquisition by shareholders acting as a group (other than an acquisition from the Company or by the Company, the management of the Company or a Company-sponsored employee benefit plan) of 20% or more of the outstanding Stock;

                             a change in the composition of the Board over a period of thirty-six (36) months or less such that a majority of the Board members cease, by reason of one or more contested elections for Board membership or by one or more actions by written consent of shareholders, to be comprised of individuals who either (a) have been Board members continuously since the beginning of such period or (b) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (a) who were still in office at the time such election or nomination was approved by the Board;

                             approval by the Company's shareholders of a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;



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                             approval by the Company's shareholders of (x) the
         sale, transfer or other disposition of all or substantially all of the assets of the Company (including the capital stock of the Company's subsidiary corporations) or (y) the complete liquidation or dissolution of the Company; or

                             approval by the Company's shareholders of any reverse merger in which the Company survives as an entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger.

                    In the event of any Change in Control, any option, DER, performance stock unit or restricted stock agreement shall be fully vested, nonforfeitable and become exercisable, or with respect to restricted stock, be released from restrictions on transfer and repurchase or forfeiture rights, immediately prior to the specified effective date of the Change in Control.

         Stockholder Approval. The Plan became effective when adopted by the Board on December 13, 1993, and was approved by the Company's stockholders on May 25, 1994. On March 20, 1996, the Board adopted and approved an amendment to the Plan to permit the grant of DERs and performance stock units, to increase the maximum number of shares of Stock with respect to which options, performance stock units, or restricted Stock may be granted to any employee in any calendar year, to permit the payment of the purchase price of nonqualified options with restricted stock, and to determine the maximum aggregate number of shares of Stock issuable by a formula intended to increase annually the maximum aggregate number of shares issuable over the term of the Plan (collectively, the "Amendments"), subject to stockholder approval of the Amendments within twelve
(12) months of the date of approval by the Board. Options may be granted and Stock and may be issued in reliance on the formula increase, the per year per employee maximum share increase, or the increase and in the number of shares of Stock issuable as incentive stock options prior to approval of such increase by the Company's stockholders, but no option granted or Stock issued in reliance on such increases shall become exercisable, or, with respect to restricted stock, be released from restrictions on transfer and repurchase or forfeiture rights, in whole or in part, unless and until the Amendments shall have been approved by the Company's stockholders. DERs and performance stock units may be granted on reliance of the amendment to the Plan, but no payments shall be made or Stock issued with respect to a DER or a performance stock unit unless and until the Amendments shall have been approved by the Company's stockholders. The purchase price of a nonqualified stock option may not be satisfied with restricted stock unless and until the Amendments shall have been approved by the Company's stockholders. If such stockholder approval is not obtained within twelve (12) months after the date of the Board's approval of the Amendments, then all options, DERs, and performance stock units, previously granted or Stock previously issued in reliance on the Amendments shall terminate, or, with respect to restricted stock, be forfeited to the Company.

         Rule 16b-3 Compliance. With respect to persons subject to Section 16 of the Securities Exchange Act of 1934, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee. Moreover, in the event the Plan does not include a provision required by Rule 16b-3 to be stated therein, such provision (other than one relating to eligibility requirements or the price and amount of awards) shall be deemed automatically to be incorporated by reference into the Plan insofar as persons subject to Section 16 are concerned.


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